SmartHeat Inc. Announces Record 1st Quarter Financial Results – Revenues up 102%, Net Income up 117%, Anticipates Continued Record Earnings Growth from Clean Technology Product Sales in 2009

•	Record revenues of $6.21 million, an increase of 102% from Q1 in 2008. Significant growth across all three product lines
•	Record net income of $1.02 million, an increase of 117% from Q1 in 2008, EPS of $0.04
•	Direct beneficiary of China’s mandates for cleaner environment as well as national economic stimulus plan
•	Received 5 times as many customer orders in Q1 for year 2009 product delivery compared to the same period in 2008
•	Anticipates earnings growth momentum to continue for the rest of 2009

NEW YORK, May 11, 2009 /PRNewswire-Asia/ — SmartHeat Inc. (Nasdaq: HEAT - News; website: www.smartheatinc.com), a market leader in China's clean technology energy savings industry today announced record financial results for the 1st quarter ended March 31, 2009. SmartHeat's products significantly reduce heating costs, increase energy efficiency and reduce air pollution. SmartHeat is a U.S. company with its primary operations in China.

Record 1st Quarter Revenues

•	Revenues of $6.21 million, up 102%, compared to $3 million in Q1 2008

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Significant revenue increase was due to greater market expansion in a favorable market environment. Of the company’s 3 products lines, PHE Units generated revenues of $4.089 million, an increase of 106%; PHEs generated revenues of $2.02 million, an increase of 89%; heat meters, a recently launched product line, generated revenues of $0.098 million, an increase of 326%

Record 1st Quarter Net Income

•	Net income of $1.021 million, up 117%, compared to $0.471 million in Q1 2008

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Net income was reduced by a one time accounting charge of approximately $110,000 related to an equity financing completed in 2008. Without this charge, non-GAAP EPS would have been approximately $0.05 for the quarter, an increase of 67% compared to Q1 in 2008

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The significant increase in net income was primarily due to greater economies of scale in production costs combined with rapid growth in revenues and significantly improved operating efficiency. Gross profit for PHE Units was $1.569 million, an increase of 147%; gross profit for PHEs was $0.697 million, an increase of 115%, and gross profit for heat meters was $0.041 million, an increase of 486%.

Anticipates Earnings Growth to Continue in 2009

The first quarter is typically the slowest quarter in the year due to the Chinese New Year when China’s business activities slow down for weeks. However, customer orders received during the first quarter for product delivery throughout 2009 were about 5 times as many as those in Q1 2008. SmartHeat directly benefits from China’s economic stimulus plan which not only has extended large bank credits to businesses but also given grants and funding to various municipalities for the purpose of upgrading their municipal heat and power facilities for more efficient energy use thus decrease air pollution. From order growth currently experienced in Q2 2009, SmartHeat anticipates strong earnings growth to continue for the remainder of 2009.

Management Comments & Strategies – Organic Growth and Strategic Acquisitions

James Jun Wang, CEO of SmartHeat, commented: “Our first quarter financial results reflected management expectations and the execution of our growth plan as we laid out in early 2009. As a market leader in the rapidly expanding clean technology energy savings industry in China, SmartHeat intends to further expand our business through both organic growth and strategic acquisitions. SmartHeat is exploring synergistic benefits with several acquisition targets in our industry which may be immediately accretive to our 2009 earnings if we acquire them.  Operating in a favorable market environment, SmartHeat is on track to achieve another year of record success in 2009.”

About SmartHeat Inc.

SmartHeat Inc. (www.smartheatinc.com) is a NASDAQ Global Market listed (Nasdaq: HEAT - News) US company with its primary operations in China. SmartHeat is a market leader in China's clean technology energy savings industry. SmartHeat manufactures standard plate heat exchangers, custom plate heat exchanger units and heat meters. SmartHeat’s products directly address air pollution problems in China where massive coal burning for cooking and heating purposes is the only source of economical heat energy in China. With broad product applications, SmartHeat's products significantly reduce heating costs, increase energy use and reduce air pollution. SmartHeat’s customers include global Fortune 500 companies as well as municipalities and industrial/residential users. China's heat transfer market is currently estimated at approximately $2.4 billion with double-digit annual growth according to China Heating Association.

Safe Harbor Statement

All statements in this press release that are not historical are forward- looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. SmartHeat's actual results may differ from its projections. Further, preliminary results are subject to normal year-end adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect SmartHeat's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in SmartHeat's filings with the Securities and Exchange Commission.

Contact Corporate Communications:

Ms. Jane Ai, Corporate Secretary
SmartHeat Inc.
Tel: 011-86-24-25363366
Email: info@SmartHeatinc.com

SMARTHEAT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	AS OF MARCH 31, 2009	AS OF DECEMBER 31, 2008

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$737,652	$1,435,212
Restricted cash	437,564	462,048
Accounts receivable, net	10,144,431	11,390,169
Retentions receivable	388,158	290,852
Advances to suppliers	1,259,750	412,524
Other receivables, prepayments and deposits	661,710	698,834
Inventories	8,150,511	6,107,583
Note and acceptances receivable	53,493	14,631

Total current assets	21,833,269	20,811,853

NON-CURRENT ASSETS
Restricted cash	196,467	219,472
Accounts receivable, net	57,052	310,810
Retentions receivable	645,159	166,912
Intangible assets, net	1,113,375	1,155,131
Property and equipment, net	2,391,418	2,436,553

Total noncurrent assets	4,403,471	4,288,878

TOTAL ASSETS	$26,236,740	$25,100,731

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,450,794	$1,210,906
Unearned revenue	1,088,984	850,408
Taxes payable	163,020	1,327,775
Accrued liabilities and other payables	1,136,028	1,330,812
Due to minority shareholder	-	5,303
Loans payable	2,442,985	2,443,450

Total current liabilities	7,281,811	7,168,654

DEFERRED TAX LIABILITY	38,725	38,854

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized, 24,179,900 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	24,180	24,180
Paid in capital	8,223,453	8,223,453
Statutory reserve	1,267,058	1,150,542
Accumulated other comprehensive income	986,339	984,629
Retained earnings	8,415,174	7,510,419

Total stockholders' equity	18,916,204	17,893,223

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,236,740	$25,100,731

SMARTHEAT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	FOR THE THREE MONTHS ENDED MARCH 31,
	2009	2008

Net sales	$6,207,503	$3,079,051

Cost of goods sold	3,900,947	2,112,956

Gross profit	2,306,556	966,095

Operating expenses
Selling expenses	460,913	197,421
General and administrative expenses	569,522	284,145

Total operating expenses	1,030,435	481,566

Income from operations	1,276,121	484,529

Non-operating income (expenses)
Interest income	16,681	147,138
Interest expense	(52,852)	(66,628)
Financial expense	(1,840)	-
Other income	760	11,181

Total non-operating income (expenses)	(37,251)	91,691

Income before income tax	1,238,870	576,220

Income tax expense	217,601	104,957

Net income	1,021,269	471,263

Other comprehensive item
Foreign currency translation	1,710	242,094

Comprehensive Income	$1,022,979	$713,357

Basic weighted average shares outstanding	24,179,900	18,500,000

Diluted weighted average shares outstanding	24,184,174	18,500,000

Basic earnings per share	$0.04	$0.03

Diluted earnings per share	$0.04	$0.03

SMARTHEAT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE THREE MONTHS ENDED MARCH 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,021,269	$471,263
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	96,684	48,875
Unearned interest on accounts receivable	28,854	(143,793)
Decrease in deferred tax liability	(122)	-
(Increase) decrease in current assets:
Accounts receivable	1,073,545	(47,140)
Retentions receivable	(575,657)	(275,347)
Advances to suppliers	(838,551)	(907,320)
Other receivables, prepayments and deposits	(608,803)	(220,372)
Inventories	(2,044,149)	589,796
Increase (decrease) in current liabilities:
Accounts payable	1,596,204	719,555
Unearned revenue	238,745	385,532
Taxes payable	(1,164,537)	(693,038)
Accrued liabilities and other payables	442,319	(97,128)

Net cash used in operating activities	(734,199)	(169,117)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	47,361	116,033
Acquisition of property & equipment	(10,474)	(37,761)

Net cash provided by investing activities	36,887	78,272

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to shareholder	-	(25,890)
Loans payable	-	(172,563)

Net cash used in financing activities	-	(198,453)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	(248)	9,517

NET DECREASE IN CASH & CASH EQUIVALENTS	(697,560)	(279,781)

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	1,435,212	393,147

CASH & CASH EQUIVALENTS, END OF PERIOD	$737,652	$113,366

Supplemental Cash flow data:
Income tax paid	$777,627	$104,957
Interest paid	$60,316	$40,498